EXHIBIT 23.1


                      Consent of Independent Auditors


The Board of Directors
North Fork Bancorporation, Inc.:

We consent to incorporation by reference in the Post-Effective
Amendment No. 1 on Form S-8 to Form S-4 (No. 333-94381) dated as of March
1, 2000, the Registration Statement on Form S-8 (No. 333-33008) dated as of March 22, 2000, the Post-Effective Amendment No. 1 on Form S-8 to Form
S-4 (No. 333-94385) dated as of March 22, 2000, and Amendment No. 1 to Form
S-4 filed on Form S-4/A (No. 333-32492) dated March 28, 2000, of our report, dated January 28, 2000, except for Note 29, which is as of February
29, 2000, with respect to consolidated statements of financial condition of JSB Financial, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, included in the current report on Form 8-K/A of North
Fork Bancorporation, Inc. dated April 14, 2000.


/s/ KPMG LLP
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KPMG LLP
Melville, New York
April 14, 2000